BALMER AND NELSON
                         CERTIFIED PUBLIC ACCOUNTANT
                                 P.O. BOX 360
                            FAIRFIELD, IOWA 52556
                                 515-472-4773


April 19, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

Re: Dr Abravanel's Formulas, Inc.

We have read "Item 4.Changes in Registrant's Certifying Accountant" of Dr. Abravanel's Formulas, Inc.'s Form 8-K dated April 14, 2000 and are in agreement with the statements contained therein so far as those statements pertain to the accounting firm of Balmer and Nelson.

Yours very truly,


/s/ Balmer and Nelson

Balmer and Nelson